Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the attached Report of Pearl Mutual Funds (the “Funds”) on Form NCSR to be filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of the Funds does hereby certify that, to the best of such officer’s knowledge:

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations as of, and for the periods, presented in the Report.

Dated: February 28, 2005

/s/ Robert H. Solt
Robert H. Solt
Executive Vice President and Chief Financial Officer

Dated: February 28, 2005

/s/ David M. Stanley
David M. Stanley
President and Chief Executive Officer